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                                                                    EXHIBIT 23.1





                          Independent Auditors' Consent
                          -----------------------------





The Board of Directors
Harman International Industries, Incorporated:



We consent to the use of our report dated August 10, 2001, with respect to the consolidated balance sheets of Harman Industries International, Incorporated as of June 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 30, 2001, incorporated by reference herein and to the reference to our firm under the heading "Experts" in this registration statement.

                                                         /s/ KPMG LLP
                                                         --------------------
                                                         KPMG LLP



Los Angeles, California
March 4, 2002